TEMPORARY LOAN AGREEMENT

                               Cindy Lagasse

     It is agreed that Pharmaceutical Laboratories, Inc., hereinafter referred to as (PLI) and Cindy Lagasse, hereinafter referred to as (Lagasse) wish to enter into an agreement whereby Lagasse will loan to PLI monies, from time to time. The loans will be in amounts to be determinedat the time the loans are to be made and repayment will be made upon receipt of monies brought into PLI through their accounts receivables.

     It is understood that this agreement shall be in effect for a period of one year and shall not exceed a total of $1,200,000.

     Interest shall be at the rate of nine percent (9%) and will be paid monthly. Interest shall be paid on a pro-rata basis on the total amount borrowed during each month.

     Collateral shall be a first lien on all PLI assets located at the Harlingen, Texas facilities, and a second lien on all other PLI assets.

     Special Instructions: The total amount of monies advanced against the $1,200,000 line of credit will become due and payable immediately in the event a receiver is appointed for the Company, or there is a change in current management as a result of the lawsuit(s) filed by Elisa Miller.

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     Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     Each maker is responsible for all obligations represented by this note.

     SIGNED THIS 11TH DAY OF JULY, 1997.


     MAKER:                   PHARMACEUTICAL LABORATORIES, INC.

                              By:  /s/ JERRY MCCLURE
                                 ----------------------

                              Title:  President
                                    -------------------



     PAYEE:                   CINDY LAGASSE

                              /s/ CINDY LAGASSE
                              -------------------------